As filed with the Securities and Exchange Commission on July 12, 2002.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MAGMA DESIGN AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0454924
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2 Results Way
Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Magma Design Automation, Inc. 2001 Stock Incentive Plan and Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan (Full title of the plans)

Rajeev Madhavan
Chief Executive Officer and Chairman
Magma Design Automation, Inc.
2 Results Way
Cupertino, California 95014
(408) 864-2000
(Name, address and telephone number,
including area code, of agent for service)
Copy to: Jorge A. del Calvo, Esq. Allison Leopold Tilley, Esq. Davina K. Kaile, Esq. Pillsbury Winthrop LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $.0001 per share: to be issued under the Magma Design Automation, Inc. 2001 Stock Incentive Plan	1,797,523 shares	$11.79	$21,192,796	$1,950

Common Stock, par value $.0001 per share: to be issued under the Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan	907,194 shares	$11.79	$10,695,817	$984

Total Registration Fee	N/A	N/A	N/A	$2,934

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)
Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of Registrant’s outstanding shares of Common Stock.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and 457(c) under the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq National Market on July 11, 2002.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 30, 2001 (File No. 333-74278) is hereby incorporated by reference.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Registrant (File No. 0-33213) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

(b)
The description of Registrant’s Capital Stock contained in Registrant’s Registration Statement on Form 8-A, filed October 3, 2001 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Exhibits.

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Deloitte & Touche LLP, Independent Auditors.

23.3	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 2).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 10th day of July, 2002.

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ RAJEEV MADHAVAN
Rajeev Madhavan Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajeev Madhavan and Robert A. Sheffield, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAJEEV MADHAVAN Rajeev Madhavan	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 10, 2002

/s/ ROBERT A. SHEFFIELD Robert A. Sheffield	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 9, 2002

/s/ ROY E. JEWELL Roy E. Jewell	President, Chief Operating Officer and Director	July 10, 2002

Andreas Bechtolsheim	Director

/s/ RAJEESH PAREKH Rajesh Parekh	Director	July 2, 2002

/s/ MARK W. PERRY Mark W. Perry	Director	July 8, 2002

Saiyed Atiq Raza	Director

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Deloitte & Touche LLP, Independent Auditors.

23.3	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 2).

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